UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2008

ETELOS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31081	77-0407364
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26828 Maple Valley Highway #297 Maple Valley Washington		98038
(Address of principal executive offices)		(Zip Code)

(425) 458-4510

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On December 3, 2008, Etelos, Inc. (the “Company”) entered into a Securities Purchase Agreement in which the Company sold an aggregate of $575,000 of Series A Preferred Stock (the “Series A Preferred Stock”) and warrants to purchase shares of the Company’s Common Stock (the “Warrants”).  The Securities Purchase Agreement, the Series A Preferred Stock and the Warrants are described Item 3.02 below.

Investors in the Series A Preferred Stock included Daniel J.A. Kolke, the Company’s founder and CEO, who purchased $250,000 of Series A Preferred Stock and Warrants.  Other investors included Ronald A. Rudy and Bob Thordarson, members of the Company’s Board of Directors who purchased $100,000 and $25,000 of Series A Preferred Stock and Warrants, respectively.  The sales to the Company’s CEO and Directors were made on the same terms and conditions as other investors in the offering described in Item 3.02 below.

The Company additionally filed a Certificate of Designation to amend its Articles of Incorporation to allow for the issuance of the new series of Preferred Stock.  The Certificate of Designation is described in Item 5.03 below.

Item 3.02.              Unregistered Sales of Equity Securities

On December 3, 2008, the Company entered into a Securities Purchase Agreement with certain investors who purchased an aggregate of 766,667 shares of the Company’s Series A Preferred Stock and 766,667 Warrants for an aggregate purchase price of $575,000.

The Series A Preferred Stock is convertible into shares of the Company’s Common Stock at a price of $0.75 per share, subject to adjustment including full ratchet anti-dilution protection.  Additional terms of the Series A Preferred Stock are summarized in Item 5.03 below.

The Warrants are three year warrants to purchase shares of the Company’s Common Stock at a price of $0.75 per share, subject to adjustment including full ratchet anti-dilution protection.

The Company sold the Series A Preferred Stock and Warrants without registration to a limited number of new and existing institutional and other accredited investors in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933, and Rule 506 promulgated thereunder.

The summary description of the transactions described above are qualified in their entirety by reference to the Securities Purchase Agreement, Certificate of Designations and Common Stock Purchase Warrant, copies of which are attached as Exhibit 3.1 , 4.1 and  10.1, respectively, to this report and are incorporated herein by this reference.

Item 3.03.              Material Modification to Rights of Security Holders

The Company has amended its Articles of Incorporation through the Certificate of Designation designating a new series of Preferred Stock.  The new Series A Preferred Stock has

a liquidation preference over the Company’s Common Stock.  The Series A Preferred Stock is also convertible into shares of Common Stock, at an initial conversion price of $.75 per shares, subject to adjustment.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The information provided in Item 5.03 is herein incorporated by reference to this Item 3.03.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 2, 2008, the Board of Directors amended the Articles of Incorporation through the filing of a Certificate of Designation, which provided for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and fixed and determined the rights, preferences, restrictions and other matters relating to such series of preferred stock.  The Certificate of Designation designates a class of 3,333,333 shares as “Series A Preferred Stock”.

The following summarizes the terms of the Company’s Series A Preferred Stock:

Dividends: If the Company, at any time while the Series A Preferred Stock is outstanding pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (other than  any shares of Common Stock issued by the Company upon conversion of the Preferred Stock) then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.

Voting Rights:  The Series A Preferred Stock votes with the Common Stock.  The Series A Preferred Stock has voting rights equivalent to the number of shares of Common Stock into which it is convertible as of the record date for determining stockholders entitled to vote on such matters.

Conversion:  Each share of Series A Preferred Stock is convertible into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series A Preferred Stock by the Conversion Price.  The Conversion Price for the Series A Preferred Stock is initially equal to $0.75, subject to adjustment.  Additionally, if at any time after the third anniversary of the Original Issue Date, the VWAP for any 20 Trading Days in any 30 consecutive Trading Days exceeds 200% of the then-applicable Conversion Price, then all the outstanding shares of Series A Preferred Stock shall automatically convert into shares of Common Stock at the Conversion Price.

Liquidation Preference: The holders of the Series A Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the 120% of the Stated Value, plus any other fees or liquidated damages owing thereon, for each share of Series A Preferred Stock before any distribution or payment shall be made to the holders of any Common Stock or other junior securities.

Redemption: Neither the Company not the holders of the Series A Preferred Stock have any right to demand redemption of the Series A Preferred Stock.

The summary of the rights, privileges and preferences of the Series A Preferred Stock described above is qualified in its entirety by reference to the Certificate of Designation, a copy of which is attached as Exhibit 3.1 to this report and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Certificate of Designation For Series A Preferred Stock.

4.1	Form of three year Common Stock Purchase Warrant dated December 3, 2008.

10.1	Form of Securities Purchase Agreement for Series A Preferred Stock dated December 3, 2008.

99.1	Press Release dated December 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Etelos, Inc.

Date: December 5, 2008	By	/s/ DANIEL J.A. KOLKE
Daniel J.A. Kolke
Chief Executive Officer